Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD REVENUES, NET INCOME

AND ADJUSTED EBITDA FOR THE FIRST QUARTER OF 2017

Plano, TX, May 3, 2017 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2017.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2017 increased 10.6% to $779.6 million from $704.9 million for the three months ended March 31, 2016. Admissions revenues increased 9.3% and concession revenues increased 12.8%. For the three months ended March 31, 2017, attendance increased 2.5%, the average ticket price increased 6.7% to $6.41 and concession revenues per patron increased 10.1% to $3.61.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2017 increased 36.2% to $79.7 million compared to $58.5 million for the three months ended March 31, 2016. Diluted earnings per share for the three months ended March 31, 2017 was $0.68 compared to $0.50 for the three months ended March 31, 2016.

Adjusted EBITDA for the three months ended March 31, 2017 increased 14.7% to $211.9 million from $184.6 million for the three months ended March 31, 2016. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

“I am delighted to report another record-breaking quarter for Cinemark’s worldwide operations,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “This marks our 4th consecutive year of first-quarter records. We were able to leverage the strength in our attendance of nearly 75 million guests to generate first-quarter records in total revenues, net income, Adjusted EBITDA and earnings per share. We are thrilled to have kicked-off the year on such a high note and remain enthusiastic about the upcoming film slate, as well as the execution of our strategic initiatives.”

As of March 31, 2017, Cinemark operated 525 theatres with 5,894 screens and had commitments to open seven new theatres with 63 screens during the remainder of 2017 and an additional 12 new theatres with 106 screens subsequent to 2017.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 525 theatres with 5,894 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of March 31, 2017. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2017 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Statement of income data:
Revenues
Admissions	$476,469	$435,820
Concession	268,224	237,815
Other	34,917	31,234

Total revenues	779,610	704,869
Cost of operations
Film rentals and advertising	252,818	232,914
Concession supplies	42,100	35,903
Facility lease expense	84,262	78,804
Other theatre operating expenses	172,558	156,513
General and administrative expenses	38,216	37,866
Depreciation and amortization	57,356	49,329
Impairment of long-lived assets	273	492
(Gain) loss on sale of assets and other	834	(1,779)

Total cost of operations	648,417	590,042

Operating income	131,193	114,827
Interest expense (1)	(26,369)	(28,059)
Loss on early retirement of debt	—	(13,186)
Distributions from NCM	6,788	8,543
Foreign currency exchange gain	1,589	1,886
Other income	11,393	8,494

Income before income taxes	124,594	92,505
Income taxes	44,400	33,459

Net income	$80,194	$59,046
Less: Net income attributable to noncontrolling interests	466	521

Net income attributable to Cinemark Holdings, Inc.	$79,728	$58,525

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.68	$0.50

Diluted	$0.68	$0.50

Weighted average diluted shares outstanding	115,915	115,527

Other financial data:
Adjusted EBITDA (2)	$211,880	$184,647

(1)	Includes amortization of debt issue costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, is provided in the financial schedules accompanying this press release.

	As of	As of
	March 31,	December 31,
	2017	2016
Balance sheet data:
Cash and cash equivalents	$584,318	$561,235
Theatre properties and equipment, net	$1,729,236	$1,704,536
Total assets	$4,383,326	$4,306,633
Long-term debt, including current portion	$1,789,621	$1,788,112
Total equity	$1,333,034	$1,272,960

	Three months ended March 31,
	2017	2016
Other operating data:
Attendance (patrons, in millions):
Domestic	46.5	44.5
International	27.8	28.0

Worldwide	74.3	72.5

Average ticket price (in dollars) (1):
Domestic	$7.66	$7.58
International	$4.33	$3.51
Worldwide	$6.41	$6.01
Concession revenues per patron (in dollars) (1):
Domestic	$4.37	$4.13
International	$2.33	$1.92
Worldwide	$3.61	$3.28
Average screen count (month end average):
Domestic (2)	4,550	4,522
International	1,348	1,283

Worldwide	5,898	5,805

Segment Information (1)

(unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Revenues
U.S.	$581,209	$543,915
International	202,068	164,175
Eliminations	(3,667)	(3,221)

Total revenues	$779,610	$704,869

Adjusted EBITDA
U.S.	$164,654	$143,633
International	47,226	41,014

Total Adjusted EBITDA	$211,880	$184,647

Capital expenditures
U.S.	$78,817	$41,198
International	12,370	6,547

Total capital expenditures	$91,187	$47,745

(1)	For additional segment results and discussion, including a presentation of results for our international segment in constant currency, see the “Results of Operations” section in the Company’s Quarterly Report on Form 10-Q filed May 3, 2017.
(2)	Average domestic screens in operation, net of average screens closed for renovations, were 4,444 and 4,485 screens for the three months ended March 31, 2017 and March 31, 2016, respectively.

Reconciliation of Net Income to Adjusted EBITDA

(unaudited, in thousands)

	Three months ended
	March 31,
	2017	2016
Net income	$80,194	$59,046
Income taxes	44,400	33,459
Interest expense	26,369	28,059
Other income	(12,982)	(10,380)
Loss on early retirement of debt	—	13,186
Other cash distributions from equity investees (2)	12,049	8,086
Depreciation and amortization	57,356	49,329
Impairment of long-lived assets	273	492
(Gain) loss on sale of assets and other	834	(1,779)
Deferred lease expenses - theatres (3)	(114)	(208)
Deferred lease expenses – DCIP equipment (4)	(233)	(232)
Amortization of long-term prepaid rents (3)	493	471
Share based awards compensation expense (5)	3,241	5,118

Adjusted EBITDA (1)	$211,880	$184,647

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, loss on early retirement of debt, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenues.
(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in other theatre operating expenses.
(5)	Non-cash expense included in general and administrative expenses.

5